Exhibit 99.2

NEWS RELEASE
Allegheny Technologies Incorporated	Contact:
Corporate Headquarters	Dan L. Greenfield
1000 Six PPG Place	412-394-3004
Pittsburgh, PA 15222-5479
U.S.A.
www.alleghenytechnologies.com
Allegheny Technologies Announces Completion of Senior Notes Offering and
Amendment to Unsecured Credit Facility
Pittsburgh, PA, June 2, 2009 — Allegheny Technologies Incorporated (NYSE:ATI) announced today that it has completed its previously announced public offering of convertible notes due 2014. The offering was made pursuant to the Company’s shelf registration statement filed with the Securities and Exchange Commission.
In the offering, ATI issued and sold $402,500,000 aggregate principal amount of 4.25% Convertible Senior Notes due 2014 (the “Convertible Notes”), including $52,500,000 aggregate principal amount of Convertible Notes sold pursuant to an option granted to the underwriters of the offering of Convertible Notes to purchase up to an additional $52,500,000 aggregate principal amount of Convertible Notes to cover over-allotments, which was exercised in full. ATI intends to use the net proceeds from the offering of Convertible Notes to manage its liabilities and other obligations, such as by making voluntary contributions to its defined benefit pension trust and contributions to trusts established to fund retiree medical benefits, and the balance for general corporate purposes.
J.P. Morgan Securities Inc. and Citi were the joint book-running managers for the offering.
This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of any Convertible Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. A registration statement relating to the Convertible Notes has been filed with the Securities and Exchange Commission.
Copies of the prospectus and prospectus supplement meeting the requirements of Section 10 of the Securities Act of 1933, as amended, may be obtained from J.P. Morgan Securities Inc., National Statement Processing, Prospectus Library, 4 Chase Metrotech Center, CS Level, Brooklyn, New York 11245 or by telephone at 718 242-8002 and at www.sec.gov.
This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Certain statements in this news release relate to future events and expectations and, as such, constitute forward-looking statements. Forward-looking statements include those containing such words as “anticipates,” “believes,” “estimates,”

“expects,” “would,” “should,” “will,” “will likely result,” “forecast,” “outlook,” “projects,” and similar expressions. Forward-looking statements are based on management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which we are unable to predict or control, that may cause our actual results, performance or achievements to materially differ from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include: (a) material adverse changes in economic or industry conditions generally, including credit market conditions and related issues, and global supply and demand conditions and prices for our specialty metals; (b) material adverse changes in the markets we serve, including the aerospace and defense, construction and mining, automotive, electrical energy, chemical process industry, oil and gas, medical and other markets; (c) our inability to achieve the level of cost savings, productivity improvements, synergies, growth or other benefits anticipated by management, including those anticipated from strategic investments and the integration of acquired businesses, whether due to significant increases in energy, raw materials or employee benefits costs, the possibility of project cost overruns or unanticipated costs and expenses, or other factors; (d) volatility of prices and availability of supply of the raw materials that are critical to the manufacture of our products; (e) declines in the value of our defined benefit pension plan assets or unfavorable changes in laws or regulations that govern pension plan funding; (f) significant legal proceedings or investigations adverse to us; (g) other risk factors summarized in our Annual Report on Form 10-K for the year ended December 31, 2008, and in other reports filed with the Securities and Exchange Commission. We assume no duty to update our forward-looking statements.
Building the World’s Best Specialty Metals Company™
Allegheny Technologies Incorporated is one of the largest and most diversified specialty metals producers in the world with revenues of $5.3 billion during 2008. ATI has approximately 9,600 full-time employees world-wide who use innovative technologies to offer global markets a wide range of specialty metals solutions. Our major markets are aerospace and defense, chemical process industry/oil and gas, electrical energy, medical, automotive, food equipment and appliance, machine and cutting tools, and construction and mining. Our products include titanium and titanium alloys, nickel-based alloys and superalloys, grain-oriented electrical steel, stainless and specialty steels, zirconium, hafnium, and niobium, tungsten materials, and forgings and castings.